Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 17, 2015 relating to the financial statements, which appear in Apricus Biosciences, Inc.’s. Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
March 9, 2016